Exhibit 4.4

[FORM OF GLOBAL IDS CERTIFICATE]

THIS CERTIFICATE IS A GLOBAL INCOME DEPOSIT SECURITY (“IDS”) AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS CERTIFICATE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

EACH IDS INITIALLY CONSISTS OF ONE SHARE OF CLASS A COMMON STOCK, $0.01 PAR VALUE, OF AMERICAN SEAFOODS CORPORATION (THE “CLASS A COMMON STOCK”) AND $5.15 PRINCIPAL AMOUNT OF AMERICAN SEAFOODS CORPORATION’S     % NOTES DUE 2019 (THE “NOTES”). THE CLASS A COMMON STOCK AND NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER UNTIL SEPARATED IN ACCORDANCE WITH THE TERMS OF THIS CERTIFICATE.

THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THIS CERTIFICATE AND (BY THEIR ACCEPTANCE OF THIS CERTIFICATE) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CERTIFICATE.

AMERICAN SEAFOODS CORPORATION

34,375,000 IDSs

No. 1	CUSIP NO. 029446200

American Seafoods Corporation, a Delaware corporation (the “Company”) hereby certifies that Cede & Co., or its registered assigns, is the registered owner of the number of Income Deposit Securities (“IDSs”) listed on Schedule A hereto.

Each IDS consists of one share of Class A Common Stock, par value, $0.01 per share of the Company (the “Class A Common Stock”)(subject to adjustment in case of a stock split, stock dividend or reclassification of the Class A Common Stock) and $5.15 principal amount of     % notes due 2019 of the Company (the “Notes”). The global Note and global common stock certificate constituting part of this IDSs Certificate are each attached hereto. The terms of the Notes are governed by an Indenture (the “Indenture”) dated as of August     , 2004, among the Company, the Guarantors named therein and Deutsche Bank National Trust Company, as trustee (the “Trustee”), and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this IDSs Certificate consents by acceptance hereof. The Company will furnish to any holder of this IDSs Certificate upon written request and without charge a copy of the Indenture.

This IDS Certificate is not valid unless countersigned and registered by the IDS Transfer Agent. Each of the common stock transfer agent an the Trustee under the Indenture shall countersign this IDS Certificate solely to acknowledge that the Class A Common Stock and Notes constitute a part of the IDSs.

Automatic Separation:

Each IDS will automatically separate into one share of Class A Common Stock (subject to adjustment in case of a stock split, stock dividend or reclassification of the Class A Common Stock) and $5.15 principal amount of Notes upon (i) the date at which principal on the Notes becomes due and payable, whether at the stated maturity of the Notes or upon acceleration thereof, (ii) any redemption of the Notes, (iii) the continuance (without cure) of a payment default on the Notes for 90 days or (iv) if DTC is unwilling or unable to continue to as securities depositary with respect to the IDSs or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and the Company is unable to find a successor depositary.

Upon the exercise by the Company of its rights to redeem shares of its Class A Common Stock in order to comply with regulatory foreign ownership limitations applicable to the Company, the IDSs that represent such shares subject to redemption will automatically separate.

In addition, upon a notice by the Company of the issuance by the Company of additional Notes pursuant to Section 4.14 of the Indenture (“New Notes”) (i) the IDSs represented by this Certificate will be automatically separated into the Class A Common Stock and the Notes represented hereby, (ii) this Certificate shall be canceled, and (iii) a new IDS Certificate(s) will be issued to the holder of this Certificate representing the same number of IDSs (“New IDSs”). Each New IDS will consist of one share of Class A Common Stock (subject to adjustment in the case of a stock split, stock dividend or reclassification of the Class A Common Stock as reflected in Schedule B) and a combination of the Notes and New Notes, each in $     principal amount, in proportion to the aggregate principal balances thereof.

Voluntary Separation:

The registered holder of this Certificate is entitled, at any time and from time to time, on or after the earlier of (i) September     , 20041 or (ii) the occurrence of a Change of Control (as defined in the Indenture), to separate the IDSs represented by this Certificate or any portion thereof for one share of Class A Common Stock (subject to adjustment in case of stock split, stock dividend or reclassification of the Class A Common Stock as reflected in Schedule B hereto) and $5.15 principal amount of Notes for each IDS and the Company will take such action as is necessary to facilitate such voluntary separation.

Voluntary separation or recombination of IDSs will be accomplished via the use of DTC’s Deposit/Withdrawal at Custodian (“DWAC”) transaction. Participants or custodians seeking to separate or recombine IDSs will be required to enter a DWAC transaction in each of the IDS and the shares of Class A Common Stock and the Notes. Voluntary separation will require submission of a Withdrawal-DWAC in the IDS in conjunction with a Deposit-DWAC in the shares of Class A Common Stock and Notes represented by the IDSs to be voluntarily separated.

Recombination:

Any holder of Class A Common Stock and Notes is entitled, at any time, to combine such holder’s Class A Common Stock and Notes to form IDSs. Recombination of IDSs from the shares of Class A Common Stock or the Notes will require submission of a Deposit-DWAC in the IDS in conjunction with a Withdrawal-DWAC in the shares of Class A Common Stock and the Notes to be recombined to form IDSs.

[Signature page follows]

[1]	45 days after date of the Indenture

Dated: August , 2004

AMERICAN SEAFOODS CORPORATION

By:
Name:
Title:

Countersigned and registered:

THE WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

  as IDS Transfer Agent

By:
Name:
Title:

Schedule A

Number of IDSs

The number of IDSs represented by this global IDS Certificate is             . The following increases or decreases have been made pursuant to and in compliance with the book-entry procedures of DTC:

Date	Number of IDSs prior to increase/decrease	Increase amount	Decrease amount	Number of IDSs After to increase/decrease	Signature

Schedule B

Number of Shares of Common Stock

The number of shares of Class A Common Stock included in each IDS represented by this Certificate is initially one (1). The following adjustments have been made:

Number of shares of Class A Common Stock included in each IDS prior to adjustment	Event triggering adjustment	Number of shares of Class A Common Stock included in each IDS following adjustment